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EXHIBIT 99.2

                 CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the U.S. Microbics, Inc. Annual Report on Form 10-KSB for the year ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Conrad Nagel, Chief Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

         (1) Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

         (2) The information contained in such Annual Report on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of the Company.

         A signed original of this written statement required by Section 906, another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to U.S. Microbics, Inc. and will be retained by U.S. Microbics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


January 28, 2004                                   /s/ Conrad Nagel
                                                   -----------------------------
                                                   Conrad Nagel
                                                   Chief Financial Officer
                                                   (Principal Financial Officer)